EXHIBIT 4.1

WAIVER TO SECURITYHOLDERS’ AGREEMENT

The parties identified on the signature page hereto have executed this waiver, dated as of November 2, 2009 (this “Waiver”), to that certain Securityholders’ Agreement, by and among (i) CB Richard Ellis Services, Inc., a Delaware corporation, and CB Richard Ellis Group, Inc., a Delaware corporation formerly known as CBRE Holding, Inc. (the “Company”), (ii) Blum Strategic Partners, L.P., a Delaware limited partnership formerly known as RCBA Strategic Partners, L.P., Blum Strategic Partners II, L.P., a Delaware limited partnership, and Blum Strategic Partners II GmbH & Co. KG, a German limited partnership, (iii) Frederic V. Malek, (iv) Raymond E. Wirta and (v) W. Brett White, dated as of July 20, 2001, as amended by that Amendment and Waiver dated as of April 14, 2004, the Second Amendment and Waiver dated as of November 24, 2004 and that certain Third Amendment and Waiver dated as of August 1, 2005 (together, the “Securityholders’ Agreement”). Capitalized terms used herein and not otherwise defined have the meanings ascribed thereto in the Securityholders’ Agreement.

RECITALS:

A. The Securityholders’ Agreement provides for, among other things, the registration of shares of Common Stock (as defined below) held by the undersigned, upon the terms and subject to the conditions set forth therein;

B. The Company intends to offer shares of its Class A common stock, par value $0.01 per share (the “Common Stock”), having an aggregate offering price of up to $300.0 million pursuant to a registered at-the-market offering program (the “Offering”);

C. The Company intends to utilize its automatic shelf registration statement on Form S-3 (File No. 333-155269) filed with the Securities and Exchange Commission on November 10, 2008 pursuant to the Securities Act of 1933, as amended (together with the prospectus supplement relating to the Offering that the Company intends to file with the Securities and Exchange Commission, the “Shelf Registration Statement”) in connection with the Offering; and

D. Each of the undersigned agrees to waive certain provisions in the Securityholders’ Agreement in connection with the Shelf Registration Statement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

Section 1. Waiver. Each of the undersigned hereby acknowledges and agrees that it irrevocably and unconditionally waives any and all rights to include the undersigned’s Registrable Securities in the Shelf Registration Statement in connection with the Offering.

Section 2. Miscellaneous Provisions.

(a) The parties hereto will sign such further documents, cause such meetings to be held, resolutions passed, exercise their votes and do and perform and cause to be done such further acts and things as may be reasonably necessary in order to give full effect to this Waiver.

(b) Notwithstanding anything in this Waiver to the contrary, except as expressly set forth herein, the Securityholders’ Agreement shall remain in full force and effect without amendment or modification thereof.

(c) This Waiver does not create any rights, claims or benefits inuring to any Person that is not a party hereto nor create or establish any third party beneficiary hereto.

(d) This Waiver will be governed by, and construed in accordance with, the laws of the State of Delaware, applicable to contracts executed and to be performed entirely within that state.

(e) This Waiver, together with the Securityholders’ Agreement, sets forth the entire understanding of the parties hereto with respect to the subject matter hereof.

(f) The section headings contained in this Waiver are for reference purposes only and will not affect the meaning or interpretation of this Waiver.

(g) If any provision of this Waiver is declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Waiver will not be affected and will remain in full force and effect.

(h) This Waiver may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will be deemed to be one and the same instrument. Delivery of an executed counterpart of a signature page of this Waiver by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Waiver. This Waiver shall become effective as of the date set forth above on the date on which the Company has received executed counterparts of this Waiver from each of the undersigned.

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2

IN WITNESS WHEREOF, each of the undersigned has executed this Waiver or caused this Waiver to be executed on its behalf as of the date set forth above.

BLUM STRATEGIC PARTNERS, L.P.

By:	Blum Strategic GP, L.L.C., its general partner

By:	/s/ GREGORY D. HITCHAN
Name:	Gregory D. Hitchan
Title:	Managing Member

BLUM STRATEGIC PARTNERS II, L.P.

By:	Blum Strategic GP II, L.L.C., its general partner

By:	/s/ GREGORY D. HITCHAN
Name:	Gregory D. Hitchan
Title:	Managing Member

BLUM STRATEGIC PARTNERS II GMBH & CO. KG

By:	Blum Strategic GP II, L.L.C., its managing limited partner

By:	/s/ GREGORY D. HITCHAN
Name:	Gregory D. Hitchan
Title:	Managing Member

[Signature Page to Waiver to Securityholders’ Agreement]

/s/ RAYMOND E. WIRTA
Raymond E. Wirta

/s/ W. BRETT WHITE
W. Brett White

[Signature Page to Waiver to Securityholders’ Agreement]

ACKNOWLEDGED AND AGREED as of the date set forth above:

CB RICHARD ELLIS GROUP, INC.

By:	/s/ LAURENCE H. MIDLER
Name:	Laurence H. Midler
Title:	Executive Vice President, General Counsel and Secretary

CB RICHARD ELLIS SERVICES, INC.

By:	/s/ LAURENCE H. MIDLER
Name:	Laurence H. Midler
Title:	Executive Vice President, General Counsel and Secretary

[Signature Page to Waiver to Securityholders’ Agreement]